Exhibit 10.15





                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT





     This First Amendment to Employment Agreement ("Amendment") is made and entered into as of the 15th day of July, 1996, by and among HAYNES INTERNATIONAL, INC. (the "Company"), a Delaware corporation, with its principal place of business in Kokomo, Indiana, HAYNES HOLDINGS, INC. ("Holdings"), a Delaware corporation and the sole shareholder of the Company, and MICHAEL D. AUSTIN (the "Executive").




                             Preliminary Statements
                             ----------------------

     The Company has determined that it is in the best interest of the Company to continue to employ the Executive as President and Chief Executive Officer and to extend the term Executive Employment Agreement by and among the Company, Holdings and the Executive dated as of September 1, 1993 (the "Employment Agreement"), and the Executive desires to accept such extension and to devote his loyalty to the Company upon the terms and conditions set forth in the Employment Agreement as amended by this Amendment. The Company and the Executive previously entered into that certain Severance Agreement, dated July 7, 1995 (the "Severance Agreement") which provides for amendments or modifications to the Employment Agreement under specified circumstances. Holdings has determined that it is in its best interests that the Company amend the Employment Agreement on the terms and conditions of this Amendment. All capitalized terms which are not defined in this Amendment shall have the meanings specified in the Employment Agreement.

                              Terms and Conditions
                              --------------------

     In consideration of the mutual promises and covenants contained in this Amendment, and intending to be legally bound, the parties hereto agree as follows:

     1.   Section 2 of the Employment Agreement is hereby amended to be and read
          ---------
          as follows:

          The Executive's employment hereunder shall commence on September 1, 1993 (the "Commencement Date") and shall continue until August 31, 1999; provided, however, that commencing on September 1, 1999 and on the first day of each year thereafter, the term of this Agreement shall automatically be extended for one (1) year thereafter unless either the Company or the Executive shall have given written notice to the other at least three (3) months prior thereto that the term shall not be extended. Notwithstanding the foregoing, the Executive's employment hereunder shall be subject to resignation or termination in accordance with the provisions of Section 4 hereof.
                                               ---------

          As used in this Agreement, the term "Expiration Date" shall mean August 31, 1999 or, if applicable, the August 31 thereafter on which the Executive's employment hereunder shall automatically expire and terminate in accordance with the provisions of this section 2 and the
                                                 ---------
          term "Employment Term" shall mean the period beginning on the Commencement Date and ending on the earlier of the Expiration Date, the "Termination Date," the "Resignation Date," or other date the Executive ceases to be employed by the Company in accorded with
          Section 4 hereof.  In the event that (a) the Company shall provide
          ---------
          written notice to the Executive that the term of this Agreement shall not be extended as contemplated above, and (b) the reason for the refusal to extend the term is for any reason other than for Cause, as defined in Section 4(a)(ii), then the Company shall continue to pay
                     ----------------
          the Executive his "annual Base Salary", as defined below, for twelve
          (12) months following the Expiration Date, as and when the same would have been due and payable if the Executive's employment had continued through such date, subject to the provisions of Sections 4(d) and
                                                          -------------
          4(e), in addition to amounts due and payable hereunder with respect to
          ----
          periods prior to the Expiration Date; provided, however, the Company shall have no obligation to make any payments of Annual Base Salary for periods following the Expiration Date pursuant to this Section 2
                                                                     ---------
          if the Executive is entitled to termination benefits under Section 2
                                                                     ---------
          of the Severance Agreement.  Except as provided in this Section 2, the
                                                                  ---------
          Executive shall not be eligible to receive any compensation or benefits under this agreement with respect to any future periods beginning on or after the Expiration Date, including, but not limited to, any bonus under Section 3(b)(i) which was not due and payable in
                              ---------------
          accordance with the provisions thereof prior to the Expiration Date.

     2.   A Section 3(b)(i) is hereby amended to add as a final sentence thereto
            ---------------
          the following provision:

               Prior to December 31, 1996, the Board of Directors of the Company shall review and evaluate the existing bonus plans of the Company and shall consider, among other alternatives, a deferred compensation plan for the management of the Company.

     3.   A new subsection (1) is hereby added to Section 3 of the Employment
                                                  ---------
          Agreement to be and read as follows:

          (1)  Estate Planning Costs.  The Company shall reimburse the Executive
               ---------------------
          up to an aggregate of $10,000 for estate planning and


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


          financial planning costs which are incurred by him during the Employment Term.

     4.   Section 4(c) of the Employment Agreement is hereby amended to be and
          ------------
          read as follows:

               (c)  Termination Without Cause.  The Board may, in its sole
                    -------------------------
          discretion, terminate the Executive's employment with the Company pursuant to this Agreement at any time without Cause, by providing written notice to the Executive at least 24 hours prior to the "Termination Date," as defined in this subsection (c). If the Company terminates the Executive's employment without Cause (i) prior to August 31, 1999, the Company shall be obligated to continue to pay to him the Annual Base Salary until the later of August 31, 1999 or twenty-four (24) months following the Termination Date, as and when the same would have been due and payable if the Executive's employment had continued through such date, subject to the provisions of Sections
                                                                        --------
          4(d) and 4(e), and (ii) after August 31, 1999, and during an extension
          ----     ----
          of the term pursuant to Section 2, the Company shall be obligated to
                                  ---------
          continue to pay to him the Annual Base Salary until twelve (12) months following the Termination date, as and when the same would have been due and payable if the Executive's employment had continued through such date, subject to the provisions of Section 4(d) and 4(e). The
                                                  ------------     ----
          term "Termination Date" as used in this subsection (c) shall mean the actual date the Executive terminates employment with the Company as a result of action taken by the Board, and not as a result of the Executive's resignation as provided in Section 4(b).
                                                               ------------
          Except as provided in this subsection (c), the Executive shall not be eligible to receive any compensation or benefits under this Agreement with respect to any future periods beginning on or after the Termination Date, including, but not limited to, any bonus under
          Section 3(b)(i) which was not due and payable in accordance with the
          ---------------
          provisions thereof prior to the Termination Date.

     5.   Sections 4(d) and 4(e) are hereby amended so that (a) all references
          -------------     ----
          to "Section 4(c)" shall be references to "Section 2 or Section 4(c)",
              ------------                          ---------    ------------
          and (b) notwithstanding the provisions of Section 2 of the Employment
                                                    ---------
          Agreement, the Company's obligation to make payments of Annual Base Salary for periods after the Expiration Date pursuant to Section 2
                                                                   ---------
          shall terminate on the date of the Executive's death or the date the Executive becomes Permanently Disabled for all periods thereafter.


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


     6. Except as provided in this Amendment or the Severance Agreement, all other terms and provisions of the Employment Agreement shall remain unchanged and in full force and effect.

                                             "COMPANY"

                                             HAYNES INTERNATIONAL, INC.



                                             By: /s/ F. GALEN HODGE
                                                 ---------------------------

                                             Title:  Chief Financial Officer
                                                     -----------------------

                                             "HOLDINGS"

                                             HAYNES HOLDINGS, INC.

                                             By:  /s/ JOSEPH F. BARKER
                                                  ---------------------------

                                             Title:  Chief Financial Officer
                                                     ------------------------

                                             "EXECUTIVE"

                                             /s/ MICHAEL D. AUSTIN
                                             -------------------------------
                                                  MICHAEL D. AUSTIN

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